EXHIBIT 10.24
FIRST AMENDMENT OF THE BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
(U.S. PLAN DOCUMENT)

WHEREAS, Boston Scientific Corporation (the “Company”) has established and maintains the 2006 Boston Scientific Corporation Global Employee Stock Ownership Plan (U.S. Plan Document) (the “Plan”); and

WHEREAS, it is now considered desirable to amend the Plan;

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 5 of the Plan, and pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan be and it is hereby amended, effective for the Offering Period beginning July 1, 2007, by substituting for Section 8.3 of the Plan the following:

“The purchase price of Option Shares shall be the lesser of: (a) ninety percent (90%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) (whichever is applicable) (1) ninety percent (90%) of the Fair Market Value of the Stock on the Offering Termination Date, if the Stock is acquired from the Company; or (2) ninety percent (90%) of the actual purchase price for such Stock on the Investment Date, if the Stock is, in fact, purchased on the New York Stock Exchange.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers, this ______ day of December, 2006.

BOSTON SCIENTIFIC CORPORATION By: Its:
ATTEST: By: Its: